Exhibit 21.1
KLA-Tencor Corporation
List of Subsidiaries as of June 30, 2018

Name	State or Other Jurisdiction of Incorporation / Organization
DOMESTIC SUBSIDIARIES
International Sales & Business, Inc.	California
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
VLSI Standards, Inc.	California
ADE International Corporation	Delaware
Belize Holdings, LLC	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
KT Venture Group, L.L.C.	Delaware
KT Venture Group II, L.L.C.	Delaware
Dino Acquisition Technology L.L.C.	Delaware
Zeta Instruments, Inc.	Delaware
KT Recreation Association, LLC	Delaware

INTERNATIONAL SUBSIDIARIES
ICOS Vision Systems Corporation BVBA	Belgium
ICOS Vision Systems NV	Belgium
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, V	Cayman Islands
ICOS Vision Systems (Shenzhen) Co. Ltd.	China
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
Zeta Instruments (Shanghai) Co., Ltd.	China
KLA-Tencor France SARL	France
KLA-Tencor GmbH	Germany
KLA-Tencor MIE GmbH	Germany
KLA-Tencor MIE Holdings GmbH & Co. KG	Germany
KLA-Tencor MIE Holdings Verwaltungs GmbH	Germany
ICOS Vision Systems Ltd.	Hong Kong
KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
Optical Metrology Patents Limited	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Corporation Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
Tiburon-Sub Technologies Ltd.	Israel
Tiburon Merger Sub Technologies Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy

Name	State or Other Jurisdiction of Incorporation / Organization
KLA-Tencor Japan, Ltd.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor MIE Holdings S.à r.l.	Luxembourg
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte II Ltd.	Singapore
KLA Instruments S.A.	Switzerland
KLA-Tencor (Thailand) Limited	Thailand
KLA-Tencor Limited	United Kingdom